Posting Supplement No. 121 dated February 10, 2009 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Posting Supplement supplements the prospectus dated October 13, 2008 and provides information about the particular series of Member Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Posting Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                The following Notes are currently being offered:

Member Payment Dependent Notes Series 367777

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367777	$25,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367777. Member loan 367777 was requested on January 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,667 / month
Current employer:	Foodstuffs	Debt-to-income ratio:	5.52%
Length of employment:	15 years	Location:	Libertyville, IL

Home town:	Skokie
Current & past employers:	Foodstuffs
Education:	Culinary Institute of America

This borrower member posted the following loan description, which has not been verified:

Foodstuffs is a retail gourmet food store serving the suburbs of Chicago. We have been in business for 30 years with 4 stores and a catering department. Foodstuffs would use this loan for the purchase of inventory.

A credit bureau reported the following information about this borrower member on December 10, 2008:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1985	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,900.00	Public Records On File:	0
Revolving Line Utilization:	38.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 371879

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
371879	$15,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 371879. Member loan 371879 was requested on January 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,948 / month
Current employer:	State of Colorado - Dept of Labor & Employment	Debt-to-income ratio:	9.17%
Length of employment:	15 years 2 months	Location:	Colorado Springs, CO

Home town:	Pekin
Current & past employers:	State of Colorado - Dept of Labor & Employment, State of Colorado - Dept of Public Health & Environment
Education:	University of Colorado at Boulder

This borrower member posted the following loan description, which has not been verified:

Looking for debt consolidation loan to reduce interest on existing debts and create a payment schedule with an end date. This effort coincides with an eye toward a possible move and real estate transaction.

A credit bureau reported the following information about this borrower member on January 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1984	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,500.00	Public Records On File:	1
Revolving Line Utilization:	85.60%	Months Since Last Record:	116
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 373583

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373583	$12,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373583. Member loan 373583 was requested on January 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,125 / month
Current employer:	Evergreen Shipping	Debt-to-income ratio:	13.79%
Length of employment:	3 years 6 months	Location:	Bayonne, NJ

Home town:
Current & past employers:	Evergreen Shipping
Education:	St. Peter's College

This borrower member posted the following loan description, which has not been verified:

I am looking to obtain a loan to consolidate my and my wifes bills into one monthly payment.

A credit bureau reported the following information about this borrower member on January 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,976.00	Public Records On File:	0
Revolving Line Utilization:	96.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 373994

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373994	$7,200	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373994. Member loan 373994 was requested on February 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Aeropostale	Debt-to-income ratio:	19.16%
Length of employment:	4 months	Location:	Phoenix, AZ

Home town:	Phoenix
Current & past employers:	Aeropostale
Education:	Arizona State University

This borrower member posted the following loan description, which has not been verified:

A loan to consolidate credit card debt into one monthly payment.

A credit bureau reported the following information about this borrower member on February 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,136.00	Public Records On File:	0
Revolving Line Utilization:	42.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 374151

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374151	$8,875	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374151. Member loan 374151 was requested on February 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,427 / month
Current employer:	Jakes Fireworks	Debt-to-income ratio:	19.53%
Length of employment:	2 months	Location:	GIRARD, KS

Home town:	Girard
Current & past employers:	Jakes Fireworks, H & R Block, Girard Public Library, NPC International, Inc., Girard National Bank, Mercy Health System of Kansas
Education:	Pittsburg State University

This borrower member posted the following loan description, which has not been verified:

I tried for 2 years to start my own business. I failed. Now I have alot of credit card debt. I started a new job making decent money for the area I live in, but my interest rates have gone to 25% or higher and making the minimum payments has become a stretch. I have 4 credit card accounts, 2 credit reserve accounts, and an unpaid hospital bill I would like to pay off with a single 60 month note. Right now my payments on these debts are $730 I would need a $20,000 loan to pay off those. With $15,000 I would pay off 3 of the credit cards, the 2 credit reserves, and the hospital bill. Combined payments currently on this option is $555. I have a 9 month old son and a 3 year old daughter. My wife and I would really like to start to dig out of the hole my failed business attempt has put us in. Please help.

A credit bureau reported the following information about this borrower member on January 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,894.00	Public Records On File:	0
Revolving Line Utilization:	99.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 374314

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374314	$15,600	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374314. Member loan 374314 was requested on January 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,917 / month
Current employer:	HCA	Debt-to-income ratio:	11.04%
Length of employment:	1 year 5 months	Location:	Norcross, GA

Home town:	Mid Florida
Current & past employers:	HCA, St.Joseph Hospital of Atlanta
Education:	Los Angeles City College

This borrower member posted the following loan description, which has not been verified:

Pay off high interest rates

A credit bureau reported the following information about this borrower member on January 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,603.00	Public Records On File:	0
Revolving Line Utilization:	64.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 374383

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374383	$5,500	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374383. Member loan 374383 was requested on February 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,334 / month
Current employer:	pizza pizza	Debt-to-income ratio:	4.38%
Length of employment:	18 years	Location:	brandon, FL

Home town:	Biloxi
Current & past employers:	pizza pizza
Education:	Algonquin

This borrower member posted the following loan description, which has not been verified:

personal line of credit

A credit bureau reported the following information about this borrower member on February 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	10	Months Since Last Delinquency:	23
Revolving Credit Balance:	$5,572.00	Public Records On File:	0
Revolving Line Utilization:	53.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 374532

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374532	$8,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374532. Member loan 374532 was requested on February 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	Cigarhub.com LLC	Debt-to-income ratio:	18.68%
Length of employment:	1 month	Location:	Las Vegas, NV

Home town:	Springfield
Current & past employers:	Cigarhub.com LLC, Ideawide, Inc., Intelligent Office
Education:	Broward Community College

This borrower member posted the following loan description, which has not been verified:

Working Capital for Online Global Labor & Services Marketplace WALSAQ is an online marketplace where freelancers, companies, professionals and other providers of services outside of the United States and Europe connect with companies and individuals inside the United States and Europe who want to buy services. The services bought and sold on WALSAQ are virtually unbound. The categories with the most activity are website development, internet advertising, admin support, data entry, graphic design and business consulting. WALSAQ provides certain tools necessary for Buyers and Sellers to quickly and securely find each other and trade such services for payment. The tools provided include, but are not limited to, project posting boards, search functionality for searching projects and searching for particular providers, feedback and rating systems, profile pages for member Sellers, escrow services, dispute resolution services and identity verification. WALSAQ has been in business for 7 months. Projections and expectations have been met and surpassed. All numbers, ie conversion rates, and costs are being meticulously tracked. All data and numbers are backed up by Google analytics. Larger potential investors can be granted access to the Google analytics account for proof of numbers. Copies of income/expense projections can also be provided. The initial investment was provided by the president and creator. The working capital was decreased due to losses in the stock market. The business has met every expected goal and projection. A loan is needed to cover the shortfall in the initial investment capital. Description of usage: The funds will be used to get WALSAQ to break even. Break even will occur in July 2009. No major purchases or investments are needed at this point. Expenses can be maintained at current rate. Revenues are based off of memberships from providers all over the world. As businesses inside the U.S. and Europe look to cut costs, outsourcing oversees becomes more and more popular. As the internet becomes more and more accessible in other countries, the talent pool of oversees service providers become more accessible to U.S. and European businesses. Our numbers of memberships are directly related to these statistics. The website can be viewed at walsaq.com

A credit bureau reported the following information about this borrower member on February 4, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$62,041.00	Public Records On File:	0
Revolving Line Utilization:	30.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 374547

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374547	$10,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374547. Member loan 374547 was requested on February 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,667 / month
Current employer:	Walgreen Company	Debt-to-income ratio:	13.96%
Length of employment:	3 years 1 month	Location:	Chicago, IL

Home town:	Quincy
Current & past employers:	Walgreen Company
Education:	University of Illinois at Urbana-Champaign, Illinois Institute of Technology

This borrower member posted the following loan description, which has not been verified:

I'm fed up with credit card companies arbitrarily raising rates on me. My payments are always early, and more than the minimum. I'm saving money any way I can these days, and reducing the rate on my debt will certainly help. With this money I will completely pay off my three credit cards. As an architect, I have a relatively high and constant monthly income that will more than pay the debt service on this new loan.

A credit bureau reported the following information about this borrower member on January 19, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	22	Months Since Last Delinquency:	4
Revolving Credit Balance:	$6,365.00	Public Records On File:	0
Revolving Line Utilization:	25.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 374827

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374827	$19,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374827. Member loan 374827 was requested on January 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,250 / month
Current employer:	National Education Association	Debt-to-income ratio:	4.64%
Length of employment:	13 years 9 months	Location:	Stafford, VA

Home town:	Stafford
Current & past employers:	National Education Association
Education:	University of Phoenix-Online Campus

This borrower member posted the following loan description, which has not been verified:

I would rather pay people than companies. I want to pay off a few remaining open credit cards and one fixed credit union loan. I have become a big fan of lending clubs - this seems the financial trend of the future.

A credit bureau reported the following information about this borrower member on January 21, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1993	Delinquent Amount:	$0.00
Open Credit Lines:	24	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	54	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,888.00	Public Records On File:	0
Revolving Line Utilization:	7.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 375066

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375066	$18,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375066. Member loan 375066 was requested on January 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$6,017 / month
Current employer:	Grosso Materials Inc.	Debt-to-income ratio:	11.37%
Length of employment:	17 years	Location:	MONTGOMERY, NY

Home town:	Middletown
Current & past employers:	Grosso Materials Inc.
Education:	Suny Orange

This borrower member posted the following loan description, which has not been verified:

I would like to pay off as much debt as possible to lower my monthly payment

A credit bureau reported the following information about this borrower member on January 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,940.00	Public Records On File:	0
Revolving Line Utilization:	40.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 375439

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375439	$10,000	18.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375439. Member loan 375439 was requested on January 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,583 / month
Current employer:	Sunoco Inc.	Debt-to-income ratio:	13.46%
Length of employment:	6 months	Location:	PHILADELPHIA, PA

Home town:	Brooklyn
Current & past employers:	Sunoco Inc., The Hartford, PSC Environmental
Education:	University of the Sciences in Philadelphia, Community College of Philadelphia, Temple University

This borrower member posted the following loan description, which has not been verified:

I would like a loan for a major kitchen remodeling that includes new appliances and cabinets. I would also like to spend some on a new patio at the location where I live.

A credit bureau reported the following information about this borrower member on January 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,802.00	Public Records On File:	0
Revolving Line Utilization:	9.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	9

Member Payment Dependent Notes Series 375466

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375466	$6,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375466. Member loan 375466 was requested on January 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,833 / month
Current employer:	Texas Picnic Company	Debt-to-income ratio:	7.31%
Length of employment:	6 years 6 months	Location:	AUSTIN, TX

Home town:	Downey
Current & past employers:	Texas Picnic Company
Education:	Laredo Community College

This borrower member posted the following loan description, which has not been verified:

We would like a loan to consolidate our debt in order to prepare for our first child. We have been trying to cut down our debt for years, but we cannot make a dent with some of our cards because of high interest. We both work and do not live extravagant lives but cannot seem to dig ourselves out of this hole, brought on years ago during a job slum in Austin. We would like to have this under control before we have our first child in order to give him/her everything he/she needs and much of what he/she wants. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on January 31, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,095.00	Public Records On File:	0
Revolving Line Utilization:	73.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 375510

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375510	$8,000	16.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375510. Member loan 375510 was requested on February 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$20,750 / month
Current employer:	Bank of America Corp.	Debt-to-income ratio:	8.46%
Length of employment:	2 years	Location:	Glenwood, MD

Home town:
Current & past employers:	Bank of America Corp.
Education:	University of Maryland-College Park

This borrower member posted the following loan description, which has not been verified:

I am looking for a short term $5,000 dollar loan to be paid back in 6 months.

A credit bureau reported the following information about this borrower member on February 5, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$47,014.00	Public Records On File:	0
Revolving Line Utilization:	96.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 375588

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375588	$8,800	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375588. Member loan 375588 was requested on February 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,167 / month
Current employer:	Helzberg Diamonds	Debt-to-income ratio:	13.38%
Length of employment:	4 months	Location:	Jacksonville, FL

Home town:	Saint Petersburg
Current & past employers:	Helzberg Diamonds, Northwestern Mutual
Education:	Florida State University

This borrower member posted the following loan description, which has not been verified:

Wanting to pay off my car

A credit bureau reported the following information about this borrower member on January 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2002	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,138.00	Public Records On File:	0
Revolving Line Utilization:	30.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 375937

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375937	$15,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375937. Member loan 375937 was requested on January 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,917 / month
Current employer:	The Corcoran Group	Debt-to-income ratio:	11.89%
Length of employment:	8 years	Location:	REGO PARK, NY

Home town:	NYC
Current & past employers:	The Corcoran Group, Benjamin James
Education:	NYIT

This borrower member posted the following loan description, which has not been verified:

I just wanted to put a few credit cards and an auto loan under 1 umbrella.

A credit bureau reported the following information about this borrower member on January 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	59
Revolving Credit Balance:	$31,565.00	Public Records On File:	0
Revolving Line Utilization:	68.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 376019

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376019	$7,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376019. Member loan 376019 was requested on January 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	Wise Construction	Debt-to-income ratio:	18.85%
Length of employment:	1 year	Location:	SANDY, UT

Home town:	Sandy
Current & past employers:	Wise Construction, Old Time Handyman Construction
Education:

This borrower member posted the following loan description, which has not been verified:

I would like a loan to consolidate debt and pay for vehicle expenses. I have another personal loan I would like to consolidate as well as a few small credit cards.

A credit bureau reported the following information about this borrower member on January 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	17	Months Since Last Delinquency:	6
Revolving Credit Balance:	$566.00	Public Records On File:	0
Revolving Line Utilization:	8.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 376026

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376026	$12,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376026. Member loan 376026 was requested on February 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Willow Street Motors	Debt-to-income ratio:	7.41%
Length of employment:	4 years	Location:	Marstons Mills, MA

Home town:	Orange
Current & past employers:	Willow Street Motors, Robert J. Trapp Inc.
Education:	BA Nasson College

This borrower member posted the following loan description, which has not been verified:

15000.00 for 5 years

A credit bureau reported the following information about this borrower member on January 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1976	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$199,390.00	Public Records On File:	0
Revolving Line Utilization:	23.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 376036

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376036	$12,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376036. Member loan 376036 was requested on January 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$6,250 / month
Current employer:	HL Seafood	Debt-to-income ratio:	22.45%
Length of employment:	1 year 4 months	Location:	Morro Bay, CA

Home town:	Minneapolis
Current & past employers:	HL Seafood, Wells Fargo
Education:	Grinnell College, University of St. Thomas at Saint Paul

This borrower member posted the following loan description, which has not been verified:

Pursuing our dreams, my business partner and I are buying a publication business at the end of February. We found a long neglected property in a Great upper middle-class area, with lots of prosperous advertisers. There is little overhead in the business -- and we believe we can double revenues from $800k to $1.5M + in 18 months simply because the owner has done nothing with the business for two years. We have the capital for the down payment, we simply want a cash cushion (just in case!) over the first few months after closing.

A credit bureau reported the following information about this borrower member on January 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,194.00	Public Records On File:	0
Revolving Line Utilization:	32.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 376056

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376056	$8,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376056. Member loan 376056 was requested on January 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Citrix Systems Inc	Debt-to-income ratio:	10.03%
Length of employment:	5 years 6 months	Location:	DEERFIELD BEACH, FL

Home town:	Oakfield
Current & past employers:	Citrix Systems Inc
Education:	Rochester Institute of Technology (RIT)

This borrower member posted the following loan description, which has not been verified:

I'm requesting a loan to repair my toyota supra and get it back on the road.

A credit bureau reported the following information about this borrower member on January 27, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	29
Revolving Credit Balance:	$2,646.00	Public Records On File:	0
Revolving Line Utilization:	22.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 376088

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376088	$14,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376088. Member loan 376088 was requested on January 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	ibew local 351	Debt-to-income ratio:	3.70%
Length of employment:	8 years	Location:	willingboro, NJ

Home town:	paterson
Current & past employers:	ibew local 351, fms bank
Education:	ibew apprenticeship program

This borrower member posted the following loan description, which has not been verified:

20,000 loan to consolidate bills,improve credit rating.

A credit bureau reported the following information about this borrower member on January 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	16	Months Since Last Delinquency:	10
Revolving Credit Balance:	$14,499.00	Public Records On File:	0
Revolving Line Utilization:	63.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 376147

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376147	$10,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376147. Member loan 376147 was requested on January 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Kumho Tire USA	Debt-to-income ratio:	19.83%
Length of employment:	1 year	Location:	Englewood, NJ

Home town:	Los Angeles
Current & past employers:	Kumho Tire USA, Samsung Electronics
Education:	London School of Economics

This borrower member posted the following loan description, which has not been verified:

I am getting married in April and would like to finance $10,000 for honeymoon & other minor expenses. Please help me.

A credit bureau reported the following information about this borrower member on January 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,284.00	Public Records On File:	0
Revolving Line Utilization:	29.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 376175

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376175	$15,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376175. Member loan 376175 was requested on January 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,583 / month
Current employer:	Quadrangle Development Corporation	Debt-to-income ratio:	3.08%
Length of employment:	2 years 1 month	Location:	Washington, DC

Home town:	East Hartford
Current & past employers:	Quadrangle Development Corporation, PricewaterhouseCoopers
Education:	Johnson C. Smith University, The University of Texas at Austin

This borrower member posted the following loan description, which has not been verified:

I have been investing in real estate for about two years. I recently purchased a new personal residence that I used most of my free cash to acquire. I came across a great real estate deal that I want to complete. In the past, hard money lenders would simply lend on investment properties based on the loan to value but now the hard money lenders want you to put up a down payment as well. That brings me to Lending Club. The terms through Lending Club allow me to still meet my investment parameters so I figured I would give it a try. The loan will be used as the downpayment for an investment property that I am going to repair and resell. The property is in the Petworth area of Washington, DC. The purchase price is $160,000 and the repairs are estimated at $55,000 with a $5,000 contingency ($60,000 total repair estimate) for a total of $220,000 (62% of value) to acquire and fix up the property. The after repair value of the property is $355,000 which is conversative. My hard money lender looked at the deal and immediately said it was solid. The hard money is lined up but the lender requires that I have some "skin in the game" in this environment so he wants me to put down $20,000 as a downpayment. I am able to pay $5,000 and I am looking for a loan to pay the rest. I look forward to us all making some money!

A credit bureau reported the following information about this borrower member on January 29, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,149.00	Public Records On File:	0
Revolving Line Utilization:	17.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 376184

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376184	$21,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376184. Member loan 376184 was requested on January 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,667 / month
Current employer:	F&C Truck Sales and Service	Debt-to-income ratio:	18.09%
Length of employment:	2 years 3 months	Location:	Granite City, IL

Home town:	Sullivan
Current & past employers:	F&C Truck Sales and Service, Rental Property Owner
Education:	Rolla Technical Institute, East Central College

This borrower member posted the following loan description, which has not been verified:

I would like to obtain a loan to pay off my debt faster. I used my resources to refab my duplex and would now like to consolidate my debt to one loan with out using the home's equity. I would be able to pay as much as $600-$800.00 monthly.

A credit bureau reported the following information about this borrower member on January 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,289.00	Public Records On File:	0
Revolving Line Utilization:	49.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 376295

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376295	$20,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376295. Member loan 376295 was requested on January 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Winland Electronics	Debt-to-income ratio:	0.32%
Length of employment:	3 months	Location:	Mankato, MN

Home town:	Soldotna
Current & past employers:	Winland Electronics, CM Solutions, Plexus, ACT Manufacturing, SCI (now Sanmina)
Education:	South Dakota School of Mines and Technology, Hawaii Pacific University

This borrower member posted the following loan description, which has not been verified:

We have relocated due to a job situation. We are renting an apartment 800+ miles away from our mortgaged house. We have remained up to date on the mortgage and all utilities, which have remained on due to up keep of the house. We have been paying to have someone look after and do routine maintenance on the house. We have an offer on the house, but it is less than the amount we owe on the mortgage. We want to accept this offer on our house to get out from under our mortgage for a remote home. A 3 year $20,000 loan at 21% (which is lending club's highest stated rate) is still less than our current mortgage payment. We can afford the Lending Club's loan payment and it would remove the burden of long-distance upkeep and concern for the property.

A credit bureau reported the following information about this borrower member on January 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	63
Revolving Credit Balance:	$2,229.00	Public Records On File:	0
Revolving Line Utilization:	14.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 376302

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376302	$15,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376302. Member loan 376302 was requested on January 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	Smiths Medical	Debt-to-income ratio:	6.71%
Length of employment:	1 year 1 month	Location:	Minneapolis, MN

Home town:	Northfield
Current & past employers:	Smiths Medical, Medtronic
Education:	Hamline University, University of St. Thomas - Opus College of Business - MBA

This borrower member posted the following loan description, which has not been verified:

I just finished a kitchen remodel at my home that I funded on my credit card and I would like to pay it off with a loan from Lending Club if I can. I have owned another home before that I lived in for two years, fixed up, and made a profit on, and that is my goal with this home once I reach the two year mark. I have always been very responsible in paying my bills and have a very stable job as a marketing manager for a international medical device company. I make have a good chunk of school debt from obtaining my MBA, but am aggressively paying that down with the great salary I have now. Now, I would like to do the same with my high interest credit card debt and thought this would be a great way to go about it - people helping people is just what the economy needs I think! Thanks for looking at my request.

A credit bureau reported the following information about this borrower member on January 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,490.00	Public Records On File:	0
Revolving Line Utilization:	86.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 376318

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376318	$6,800	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376318. Member loan 376318 was requested on February 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,417 / month
Current employer:	Twin River Casino	Debt-to-income ratio:	11.59%
Length of employment:	1 year 7 months	Location:	east wareham, MA

Home town:	Stoughton
Current & past employers:	Twin River Casino, St Moritz Security Services
Education:

This borrower member posted the following loan description, which has not been verified:

Looking for a debt consolidation loan to pay of my credit cards at a better rate than the bank rates.

A credit bureau reported the following information about this borrower member on January 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,398.00	Public Records On File:	0
Revolving Line Utilization:	70.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 376408

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376408	$8,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376408. Member loan 376408 was requested on January 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,417 / month
Current employer:	Ascension Health	Debt-to-income ratio:	10.62%
Length of employment:	2 years	Location:	Bridgeton, MO

Home town:	St. Louis
Current & past employers:	Ascension Health, Zenith Administrators
Education:	American Intercontinental University Online

This borrower member posted the following loan description, which has not been verified:

This loan will assist in expanding my Forex (Foreign Exchange) company ?Sovereign Wealth Company? (http://www.sovereignwealthcompany.com/). Currently I have a total of 30 clients with a goal of 100 by the end of 2010 calendar year. Ninety percent of the capital received from will go towards the purchase of top tier computer hardware which will dramatically increase the speed at which I am able to analyze & execute orders on behalf of my clients. In addition, I have already hired software engineers from several countries to create what might be some of the most dynamic trading software in the industry today. The remaining capital will go toward maintenance fee's of the software. Currently my software executes the trades based on the changes in the market trend along with several other proprietary factors. The trading software performs at the highest modeling quality level of 90%. This simple means that for every 10 trades I place in the Forex (Foreign Exchange) market 9 will not only result in a profit, but will reach its intended profit target. To verify the performance of my robots, I am providing lenders access to my virtual sever account where live unmonitored trading is taking place. Once inside you will have the ability to view the full performance of the robots over a 30 day trading period. To receive immediate access please contact me to request access. Return On Investment: I plan to successfully fulfill my loan commitment via my company management fee system. The Sovereign Wealth Company Management fees are a hybrid fee system based on traditional hedge funds. In turn for successfully trading each client's account the Sovereign Wealth Company receives 20% from profit made through each member's account. To some people who are used to investing in a far less dynamic market place, 20% per month on profits may seem a bit over the top, but when you factor in that the Sovereign Wealth Company could produce account increases of 10% to 40% per month it's all relative when compare to yearly fee's charged by money managers in other industries. The profits from my company have been consistent and very accurate and I see no change in the near or distant future. Finally, the Forex market is by a far a get-rich-quick scheme, instead it is the engine that sustains every business transaction on the planet day in and day out.

A credit bureau reported the following information about this borrower member on January 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	57
Revolving Credit Balance:	$6,933.00	Public Records On File:	0
Revolving Line Utilization:	82.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 376420

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376420	$25,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376420. Member loan 376420 was requested on January 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Nortel Networks	Debt-to-income ratio:	3.02%
Length of employment:	10 years 11 months	Location:	Wylie, TX

Home town:	Indianapolis
Current & past employers:	Nortel Networks, United Parcel Service
Education:	Purdue University-Main Campus

This borrower member posted the following loan description, which has not been verified:

I am part owner in a commercial piece of property and I want to start my own business.

A credit bureau reported the following information about this borrower member on January 29, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1987	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	30	Months Since Last Delinquency:	13
Revolving Credit Balance:	$2,906.00	Public Records On File:	0
Revolving Line Utilization:	4.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 376478

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376478	$10,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376478. Member loan 376478 was requested on January 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,333 / month
Current employer:	Kroger Co.	Debt-to-income ratio:	17.94%
Length of employment:	3 years 6 months	Location:	Weston, WV

Home town:	Weston
Current & past employers:	Kroger Co., Rite Aid
Education:	West Virginia University, Glenville State College

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate all of my and my wifes credit card debt.

A credit bureau reported the following information about this borrower member on January 29, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	30	Months Since Last Delinquency:	21
Revolving Credit Balance:	$15,206.00	Public Records On File:	0
Revolving Line Utilization:	38.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 376486

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376486	$9,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376486. Member loan 376486 was requested on January 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	Youth Contact	Debt-to-income ratio:	21.46%
Length of employment:	2 years 7 months	Location:	Portland, OR

Home town:	Chicago
Current & past employers:	Youth Contact
Education:	Loras College, Columbia College Chicago, Portland State University

This borrower member posted the following loan description, which has not been verified:

Employed Family Therapist seeks to pay back grad-school debts on non-profit salary.

A credit bureau reported the following information about this borrower member on January 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	46
Revolving Credit Balance:	$12,439.00	Public Records On File:	0
Revolving Line Utilization:	55.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 376500

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376500	$15,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376500. Member loan 376500 was requested on February 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Dewey and LeBoeuf LLP	Debt-to-income ratio:	11.85%
Length of employment:	6 months	Location:	SUFFERN, NY

Home town:	Rochester
Current & past employers:	Dewey and LeBoeuf LLP
Education:	Dartmouth College

This borrower member posted the following loan description, which has not been verified:

Loan requested to consolidate debt.

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	45
Revolving Credit Balance:	$3,401.00	Public Records On File:	0
Revolving Line Utilization:	27.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 376534

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376534	$5,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376534. Member loan 376534 was requested on January 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,019 / month
Current employer:	Maximus	Debt-to-income ratio:	11.59%
Length of employment:	2 years 8 months	Location:	Austin, TX

Home town:	Fontana
Current & past employers:	Maximus, Career Consultants, Burnet Staffing, ARUP Labs, Dollar Tree Stores
Education:	Utah State University, Austin Community College

This borrower member posted the following loan description, which has not been verified:

I am seeking a loan to pay off my credit cards so I can make only one payment every month with a lower interest amount than I would be paying for my credit cards.

A credit bureau reported the following information about this borrower member on January 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,516.00	Public Records On File:	0
Revolving Line Utilization:	30.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 376539

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376539	$15,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376539. Member loan 376539 was requested on January 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,084 / month
Current employer:	Greenleaf Auto Recyclers	Debt-to-income ratio:	22.16%
Length of employment:	4 years	Location:	ORANGE CITY, FL

Home town:	Rhode Island
Current & past employers:	Greenleaf Auto Recyclers, Michael Auto Parts
Education:

This borrower member posted the following loan description, which has not been verified:

Several of our credit cards interest rates have gone way up!! We want to pay off these cards in full and close them . A loan will be greatly appreciated! Thank you

A credit bureau reported the following information about this borrower member on January 30, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,143.00	Public Records On File:	0
Revolving Line Utilization:	59.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 376549

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376549	$10,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376549. Member loan 376549 was requested on January 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,480 / month
Current employer:	Univar USA Inc	Debt-to-income ratio:	7.38%
Length of employment:	10 months	Location:	Independence, MO

Home town:	Rolla
Current & past employers:	Univar USA Inc
Education:	Vatterott College - Kansas City Campus

This borrower member posted the following loan description, which has not been verified:

To pay off credit card debts and to focus of putting more money into retirement savings.

A credit bureau reported the following information about this borrower member on January 31, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	34	Months Since Last Delinquency:	22
Revolving Credit Balance:	$2,770.00	Public Records On File:	0
Revolving Line Utilization:	9.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 376588

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376588	$15,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376588. Member loan 376588 was requested on January 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Premier Retail Networks	Debt-to-income ratio:	6.19%
Length of employment:	2 years 7 months	Location:	Daly City, CA

Home town:	Vallejo
Current & past employers:	Premier Retail Networks, Evergreen Valley College, Napa Valley College, College of the Siskiyous
Education:	San Francisco State University

This borrower member posted the following loan description, which has not been verified:

Requesting funds to consolidate three credit cards, school tuition, and some minor personal expenses.

A credit bureau reported the following information about this borrower member on January 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,476.00	Public Records On File:	0
Revolving Line Utilization:	43.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 376613

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376613	$10,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376613. Member loan 376613 was requested on January 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$5,417 / month
Current employer:	albross corp	Debt-to-income ratio:	16.21%
Length of employment:	8 years 7 months	Location:	miami, FL

Home town:	miami
Current & past employers:	albross corp, albross corp
Education:	florida university

This borrower member posted the following loan description, which has not been verified:

We are increasing our sales volume overseas I will more than likely pay this off within 12 months thanks for your help

A credit bureau reported the following information about this borrower member on January 30, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,404.00	Public Records On File:	0
Revolving Line Utilization:	30.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 376618

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376618	$19,200	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376618. Member loan 376618 was requested on January 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$8,750 / month
Current employer:	First State Services Corp	Debt-to-income ratio:	15.44%
Length of employment:	4 years 6 months	Location:	Los Angeles, CA

Home town:	Los Angeles
Current & past employers:	First State Services Corp, Young Core Wholesale
Education:	University of California Los Angeles

This borrower member posted the following loan description, which has not been verified:

My father living overseas needs surgery that costs approximately $12,000.00.

A credit bureau reported the following information about this borrower member on January 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,751.00	Public Records On File:	0
Revolving Line Utilization:	17.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 376621

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376621	$12,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376621. Member loan 376621 was requested on February 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,417 / month
Current employer:	Classic Litho	Debt-to-income ratio:	10.54%
Length of employment:	3 years 6 months	Location:	REDONDO BEACH, CA

Home town:	Washington
Current & past employers:	Classic Litho, Anderson Printing
Education:	Charles County Community College

This borrower member posted the following loan description, which has not been verified:

I am looking for a 3 or 4 year loan to refinance $12000 in credit card debt.

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	25	Months Since Last Delinquency:	16
Revolving Credit Balance:	$15,187.00	Public Records On File:	0
Revolving Line Utilization:	87.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 376649

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376649	$14,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376649. Member loan 376649 was requested on January 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,000 / month
Current employer:	Unemployed	Debt-to-income ratio:	7.12%
Length of employment:	n/a	Location:	Torrance, CA

Home town:	Palos Verdes
Current & past employers:	Unemployed, BB Tutoring, St. Bernard School, Montessori School
Education:	Loyola Marymount University

This borrower member posted the following loan description, which has not been verified:

To Lending Club: I would be very eager to relieve stress and immediately pay off two credit cards with a total of $13,600.00 and consolidate into a lower single monthly payment with a lower interest rate than %13.65 (at Citibank). I have a healthy monthly income and am an owner of a townhome. Thank you and Sincerely, Joanna Tu

A credit bureau reported the following information about this borrower member on January 30, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,516.00	Public Records On File:	0
Revolving Line Utilization:	43.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 376747

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376747	$15,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376747. Member loan 376747 was requested on January 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,292 / month
Current employer:	Infinity BH	Debt-to-income ratio:	8.75%
Length of employment:	4 years	Location:	Miami, FL

Home town:	Miami
Current & past employers:	Infinity BH
Education:	MDCC

This borrower member posted the following loan description, which has not been verified:

I need about $20,000 to realize my dream I am Building my music studio, I have been doing my homework, i can rent my studio per hour or per months, I already have my little place where I do my recording and mixing, some equipment, but I need to improve it. I have other ways of financing it at a higher interest, a friend talked to me about your interest rates and I compared with the traditional banks and you have better rates. I hope I can obtain this loan with you.

A credit bureau reported the following information about this borrower member on January 31, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,548.00	Public Records On File:	0
Revolving Line Utilization:	35.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 376827

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376827	$10,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376827. Member loan 376827 was requested on February 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	xotic deliveries	Debt-to-income ratio:	15.14%
Length of employment:	6 years	Location:	medway, MA

Home town:	boston
Current & past employers:	xotic deliveries, night owl deliveries
Education:	cisco academy

This borrower member posted the following loan description, which has not been verified:

to consolidate debt and business expansion

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,852.00	Public Records On File:	1
Revolving Line Utilization:	64.20%	Months Since Last Record:	114
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 376845

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376845	$4,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376845. Member loan 376845 was requested on February 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Halfaker and Associates	Debt-to-income ratio:	17.86%
Length of employment:	3 months	Location:	Waldorf, MD

Home town:	Monroe
Current & past employers:	Halfaker and Associates, Active Duty Military
Education:	University of Maryland-University College, College of Southern Maryland

This borrower member posted the following loan description, which has not been verified:

I am trying to get a loan to consolidate eliminate unnecessary bills. I have bills that accumulated while helping out family. Helping family is always good if you are able to help. I was so focused on digging someone else out and before I knew it I was in deeper. I will use this loan to pay off a school loan, a medical bill and a couple of credit cards that have very small balances on them. After those are paid off I will only have to worry about paying my car payment and insurance, rent, and monthly expenses. I have been employed full time without any gaps since 1998 (when I was 18). I was active duty military from 1998-2006. After separating from the military, I worked for a company for a little over a year and switched to a new company doing the exact same job and just recently I was offered a new position and I have been working there for a few months but I am still working for my old company as a part time employee. I am more than capable of paying this loan back. Any help will be greatly appreciated.

A credit bureau reported the following information about this borrower member on February 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	66
Revolving Credit Balance:	$1,267.00	Public Records On File:	0
Revolving Line Utilization:	31.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 376878

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376878	$15,000	16.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376878. Member loan 376878 was requested on February 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$22,083 / month
Current employer:	Black Pearl Custom Painting	Debt-to-income ratio:	10.09%
Length of employment:	9 years	Location:	San Antonio, TX

Home town:	San Antonio
Current & past employers:	Black Pearl Custom Painting, Michael Doherty Painting
Education:	Okaloosa Walton Community College

This borrower member posted the following loan description, which has not been verified:

I am needing a short term loan to help me market my painting business in san antonio tx. I have recently relocated and have completed several test marketing campaigns via direct mail. THE response has been excellent but I need some capital to implement the campaign on a large scale before spring. I have been in the industry for 9 years and have done very well. I am just a bit short on cash right now.

A credit bureau reported the following information about this borrower member on February 1, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$58,948.00	Public Records On File:	0
Revolving Line Utilization:	78.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 376894

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376894	$11,400	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376894. Member loan 376894 was requested on February 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Federal Bureau of Prisons	Debt-to-income ratio:	14.50%
Length of employment:	1 year 11 months	Location:	Greeley, CO

Home town:	Security
Current & past employers:	Federal Bureau of Prisons, Colorado Department of Corrections
Education:

This borrower member posted the following loan description, which has not been verified:

Over the past year, my husband and I have done in-depth Bible studies on finances and taken time to consider the goals we have for our family. We realized we are pretty far off the mark from what God wants for our family. Practically, the two main conclusions we have come to are: 1) We need to get out of debt. This will allow Tim to change locations as needed to further his career. 2) Mom needs to be home with the kids. There are dietary/behavioral concerns that place higher demands on my time. Just not worth if for me to work part time. For the last 6 months, we have only used our credit cards a few times. This has been for emergency repairs, medical reasons or when pay days were late. My husband is already planning a transfer to a location with a lower cost of living and higher probability of overtime. We are doing what we can to reduce our indebtedness. Consolidating our credit card debt to a lower interest rate would be a big step forward for us.

A credit bureau reported the following information about this borrower member on February 1, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,775.00	Public Records On File:	0
Revolving Line Utilization:	48.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 376923

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376923	$10,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376923. Member loan 376923 was requested on February 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	sheraton	Debt-to-income ratio:	9.34%
Length of employment:	20 years	Location:	CLERMONT, FL

Home town:
Current & past employers:	sheraton
Education:

This borrower member posted the following loan description, which has not been verified:

Will be consoldating 2 credit cards for one payment

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	69	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,585.00	Public Records On File:	0
Revolving Line Utilization:	79.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 376936

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376936	$15,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376936. Member loan 376936 was requested on February 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	State of Delaware	Debt-to-income ratio:	15.61%
Length of employment:	16 years 4 months	Location:	Felton, DE

Home town:	Wilmington
Current & past employers:	State of Delaware, Christina Medica Center
Education:	Delaware Technical and Community College-Stanton-Wilmington

This borrower member posted the following loan description, which has not been verified:

to pay off credit cards, since the beginning of the year the interest rates have gone up, I have never been late and have always paid much more than than billed, and have paid them off several times. I would like to pay them off at a much lower interest rate.

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,352.00	Public Records On File:	1
Revolving Line Utilization:	34.70%	Months Since Last Record:	76
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 376969

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376969	$15,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376969. Member loan 376969 was requested on February 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$15,833 / month
Current employer:	Bed Bath & Beyond	Debt-to-income ratio:	9.64%
Length of employment:	8 years 5 months	Location:	Smithtown, NY

Home town:	Miami
Current & past employers:	Bed Bath & Beyond
Education:	Bentley College

This borrower member posted the following loan description, which has not been verified:

I am currently a borrower and lender at Prosper and a lender at Lending Club. I am totally impressed with the quality of the Lending Club borrowers and feel 100% better about the loans I'm participating in. I would like to borrow $15,000 to close out my Prosper loans and move 100% to Lending Club. My credit score should be more than suffficient as well as my debt ratio.

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1985	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,228.00	Public Records On File:	0
Revolving Line Utilization:	17.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 377005

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377005	$15,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377005. Member loan 377005 was requested on February 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Hilton Hotels	Debt-to-income ratio:	6.72%
Length of employment:	4 years	Location:	brooklyn, NY

Home town:
Current & past employers:	Hilton Hotels
Education:

This borrower member posted the following loan description, which has not been verified:

need $$ for home improvement

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,244.00	Public Records On File:	0
Revolving Line Utilization:	29.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 377020

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377020	$6,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377020. Member loan 377020 was requested on February 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,000 / month
Current employer:	Kaplan	Debt-to-income ratio:	11.85%
Length of employment:	2 years 6 months	Location:	Oak Park, IL

Home town:
Current & past employers:	Kaplan
Education:	Grinnell College, Brown University

This borrower member posted the following loan description, which has not been verified:

I would like to borrow about $6000 to pay for my final year of grad school.

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$153.00	Public Records On File:	0
Revolving Line Utilization:	25.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 377021

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377021	$5,400	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377021. Member loan 377021 was requested on February 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,382 / month
Current employer:	Dick's Sporting Goods	Debt-to-income ratio:	18.18%
Length of employment:	4 years	Location:	Fairfax, VA

Home town:	Ft. Belvoir
Current & past employers:	Dick's Sporting Goods
Education:	SUNY at Albany

This borrower member posted the following loan description, which has not been verified:

looking to consolidate my debt, but looking for payments of about $200 - $220 per month

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,647.00	Public Records On File:	0
Revolving Line Utilization:	66.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 377027

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377027	$6,400	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377027. Member loan 377027 was requested on February 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,750 / month
Current employer:	Commonwealth of Massachusetts	Debt-to-income ratio:	16.05%
Length of employment:	4 years	Location:	PEABODY, MA

Home town:
Current & past employers:	Commonwealth of Massachusetts
Education:	Suffolk University

This borrower member posted the following loan description, which has not been verified:

trying to consolidate my debts

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	29
Revolving Credit Balance:	$8,959.00	Public Records On File:	0
Revolving Line Utilization:	90.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 377077

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377077	$15,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377077. Member loan 377077 was requested on February 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,642 / month
Current employer:	JPMorgan Chase & Co.	Debt-to-income ratio:	22.30%
Length of employment:	3 years 6 months	Location:	ARLINGTON, TX

Home town:	Edinburg
Current & past employers:	JPMorgan Chase & Co.
Education:	The University of Texas at Arlington

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate all my credit cards as well as my vehicle into one payment. I would like to go back to school and the extra $300.00 I will be saving by consolidating all my credit cards will help out tremendously. The one thing that will bring peace of mind is that I will have a time frame as to when I will be out of debt. I have always paid my bills on time and will continue to do so as I fully understand that they are my responsibility however the peace of mind at the end of the day would mean so much.

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,473.00	Public Records On File:	0
Revolving Line Utilization:	88.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 377081

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377081	$4,500	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377081. Member loan 377081 was requested on February 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,375 / month
Current employer:	Chick Piano Co., Inc.	Debt-to-income ratio:	22.47%
Length of employment:	7 years 4 months	Location:	Watkinsville, GA

Home town:	Greenville
Current & past employers:	Chick Piano Co., Inc., England Pianos & Organs
Education:	Lee University, Augusta State University

This borrower member posted the following loan description, which has not been verified:

This new business is with Lowrey Organ & Wellness Centers established over 40 years ago. The website is: http://www.lowrey.com/Default.aspx The program consist of seniors (65-75 years of age) participating in keyboard group lessons and the purchase of organ keyboards. The lessons are designed to facilitate the senior student to a quick start in playing music with the aid of group lessons and automatic features on the instrument. I have already purchased 26 rental instruments ($16,000) to start the business. I need $15,000 to assist me with the first few months of start up costs.

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1982	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	73
Revolving Credit Balance:	$8,596.00	Public Records On File:	0
Revolving Line Utilization:	90.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 377094

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377094	$15,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377094. Member loan 377094 was requested on February 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,167 / month
Current employer:	Trinity (rusty mug inc) formerly JR	Debt-to-income ratio:	7.39%
Length of employment:	5 years 11 months	Location:	new york, NY

Home town:	new york
Current & past employers:	Trinity (rusty mug inc) formerly JR, Jr restaurant- same employer as above
Education:	Fordham University, Pacific College of Oriental Medicine, CUNY Hunter College

This borrower member posted the following loan description, which has not been verified:

Interested in paying off credit card debt and having some cash left over for small home improvements jobs. Would like to pay off about 10,000 in credit cards. I am not late on any payments. Just tired of 23% credit card bills. Am employed and have credit in the 600's. Thank you.

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1987	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	34
Revolving Credit Balance:	$11,307.00	Public Records On File:	0
Revolving Line Utilization:	50.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 377097

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377097	$12,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377097. Member loan 377097 was requested on February 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Self employed	Debt-to-income ratio:	13.84%
Length of employment:	1 year	Location:	Baltimore, MD

Home town:	Baltimore
Current & past employers:	Self employed, Ocean City Watersports
Education:	Salisbury University

This borrower member posted the following loan description, which has not been verified:

I started a business last year that took all the money I had to get going, including many of my credit cards. It is a seasonal business and had a very good 1st year. Due to the fact that it is seasonal and the type of equipment needed. Loans were not much of an option for this startup. My business did have net profit after its first year (even after I paid myself) and is not really affected by the economy. Most of the company's profit is being used to expand the business this season. My personal credit and keeping it good mean a lot to me. I always make payments and always on time. My personal guarantee is so strong, I borrowed money from friends and family based on my word to get my business up and going and have paid them off better than the terms we agreed on. I have 9 credit cards left with a balance that I would like to consolidate. With owning a business comes a lot of paperwork and I would like to reduce my own by changing my 9 payments to one payment, my 9 different due dates for one due date, and my 9 different interest rates to one interest rate. This money will be used only to pay off credit cards that will not be needed again this season. Please help me reach my one payment and payment date goal.

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	34
Revolving Credit Balance:	$14,980.00	Public Records On File:	0
Revolving Line Utilization:	81.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 377112

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377112	$15,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377112. Member loan 377112 was requested on February 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Call Center Services	Debt-to-income ratio:	11.38%
Length of employment:	4 years 1 month	Location:	New Castle, DE

Home town:	Bayshore
Current & past employers:	Call Center Services
Education:	Wesley College-Dover, Hofstra University

This borrower member posted the following loan description, which has not been verified:

Purchasing a profitable laundromat. Purpose of the loan is to ensure adequate operating capital for the first six to eight months. Need to borrow through alternative lending opportunities as banks and the SBA are not being cooperative. Financing for the acquisiton has already been approved. $30k of my personal funds have been used for the down payment (nonrefundable). I intend to grow sales/profits by aggressive marketing and by providing new machines to increase prices and reduce utility expenses. Please visit my website at www.william-arthur.com to learn more about me.

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,724.00	Public Records On File:	0
Revolving Line Utilization:	90.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 377119

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377119	$4,500	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377119. Member loan 377119 was requested on February 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Apache Sales Inc.	Debt-to-income ratio:	1.95%
Length of employment:	40 years	Location:	HOBBS, NM

Home town:	Hobbs
Current & past employers:	Apache Sales Inc., Leslie W. Gassaway
Education:	College of the Southwest

This borrower member posted the following loan description, which has not been verified:

wish to purchase a bobcat 250 welder and accessories.

A credit bureau reported the following information about this borrower member on February 4, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$337.00	Public Records On File:	0
Revolving Line Utilization:	3.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 377157

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377157	$11,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377157. Member loan 377157 was requested on February 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,184 / month
Current employer:	University of Phoenix	Debt-to-income ratio:	1.84%
Length of employment:	4 years	Location:	POMPANO BEACH, FL

Home town:	Munich
Current & past employers:	University of Phoenix, Center for International Education, Inc., American Red Cross, Catawba College, BMW Group, Allianz Insurance Group
Education:	Elon University, Catawba College

This borrower member posted the following loan description, which has not been verified:

I am opening up my own business and need to buy a custom built 2009 trailer for advertising and marketing purposes.

A credit bureau reported the following information about this borrower member on February 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,212.00	Public Records On File:	0
Revolving Line Utilization:	36.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 377195

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377195	$11,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377195. Member loan 377195 was requested on February 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Washington Mutual	Debt-to-income ratio:	7.55%
Length of employment:	3 years 2 months	Location:	Hialeah, FL

Home town:	Miami
Current & past employers:	Washington Mutual, Bank of America Corp.
Education:	Miami Dade College

This borrower member posted the following loan description, which has not been verified:

Hi! My name is Karen , the reason I need this loan is because I am currently selling roof clay tiles, but due the high demand of the product, I have the possibility to sell more. In order to have more buying power I need $15,000.00. If you have any questions or need more information don't hesitate to contact me.

A credit bureau reported the following information about this borrower member on February 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,369.00	Public Records On File:	0
Revolving Line Utilization:	80.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 377281

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377281	$6,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377281. Member loan 377281 was requested on February 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Department of Defense (DOD)	Debt-to-income ratio:	9.10%
Length of employment:	4 years 6 months	Location:	Shelton, WA

Home town:	Bremerton
Current & past employers:	Department of Defense (DOD)
Education:	Olympic College

This borrower member posted the following loan description, which has not been verified:

I owe on a Prosper loan $7664.41 at 11.98% next payment due 3/19/09 original loan was $10,000 payments are $332.05 a month so anything less would be good. diffrence of amount asked and amount owed can be bridged by tax return and pay.

A credit bureau reported the following information about this borrower member on February 3, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,825.00	Public Records On File:	0
Revolving Line Utilization:	15.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 377287

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377287	$2,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377287. Member loan 377287 was requested on February 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	Scopic Software (self-employed)	Debt-to-income ratio:	14.84%
Length of employment:	2 years 9 months	Location:	Maynard, MA

Home town:	Springfield
Current & past employers:	Scopic Software (self-employed), WSI, Inc., Mok3, Inc., Sensable Technologies, Inc., Teradyne, Inc., Paraform, Inc.
Education:	Rutgers University, George Washington University

This borrower member posted the following loan description, which has not been verified:

Scopic Software (www.scopicsoftware.com) develops graphics, image processing and multimedia software for the desktop and web. The company was founded in May 2006. We have about 20 employees. Our revenues and profit have grow each year. We are a low-cost provider so we are in the right place during the recession and buyers look for providers with the lowest prices. All our computers are currently Windows machines. These can effectively be used to develop for the Windows desktop and for the web in general. One of hottest areas these days however is developing for the Mac and especially for the iPhone. We have researched this and have a plan to move into this type of software development. Our plan requires an upfront purchase of 2 Mac Minis, 1 iPhone and 1 iPod Touch. This cost will be around $2000. The company has been growing steadily. In 2006 we had a loss. In 2007 we had a operating income of about $50K. In 2008 we had an operating income of about $110K. Our plan is to beat 2008 even in this difficult environment. Our expansion into Mac/iPhone programming is a key part of this plan.

A credit bureau reported the following information about this borrower member on February 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1987	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	32
Revolving Credit Balance:	$33,782.00	Public Records On File:	0
Revolving Line Utilization:	18.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 377294

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377294	$7,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377294. Member loan 377294 was requested on February 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	McQuade's Pharmacy	Debt-to-income ratio:	3.78%
Length of employment:	9 years 3 months	Location:	Charlestown, RI

Home town:	Westerly
Current & past employers:	McQuade's Pharmacy, CVS
Education:	University of Rhode Island (URI)

This borrower member posted the following loan description, which has not been verified:

I am a partner of a small business called Downtown Creamery. We are an ice cream shop going into our second year of business. Unfortunately we've fallen behind on the rent and the landlord is looking for it.

A credit bureau reported the following information about this borrower member on February 3, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,488.00	Public Records On File:	0
Revolving Line Utilization:	24.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 377306

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377306	$10,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377306. Member loan 377306 was requested on February 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,833 / month
Current employer:	Sterling Auto Group Bryan Texas	Debt-to-income ratio:	19.10%
Length of employment:	3 years	Location:	BRYAN, TX

Home town:	eglin a.f.b.
Current & past employers:	Sterling Auto Group Bryan Texas, U. S. Navy
Education:	embry riddle aeronautical college

This borrower member posted the following loan description, which has not been verified:

Daughter has motion to revoke probation with warrant issued. Circumstances surrounding her case are mitigating and I do desire to proceed with potential lawsuits. The loan will be used for attorney fee's.

A credit bureau reported the following information about this borrower member on February 4, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1989	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	47
Revolving Credit Balance:	$18,207.00	Public Records On File:	0
Revolving Line Utilization:	27.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 377311

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377311	$10,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377311. Member loan 377311 was requested on February 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,000 / month
Current employer:	Department of Defense (DOD)	Debt-to-income ratio:	2.63%
Length of employment:	8 years 10 months	Location:	Miamisburg, OH

Home town:	Brewster
Current & past employers:	Department of Defense (DOD), US Air Force
Education:	Ohio University-Main Campus, University of Dayton

This borrower member posted the following loan description, which has not been verified:

I am requesting $10,000 to purchase and rehab real estate in Dayton, Ohio. In certain areas of Dayton, you can get a 3 bed 1 bath 2 story home for less than $10,000 due to the high number of foreclosed homes. I look for properties in the $6-8,000 range that can be made rentable for $2-3,000 and would rent for $600-$650 per month. Most homes are 60-80 years old, but in good structural condition and in decent neighborhoods. Many homes have been previously updated with new plumbing and electrical. Most of the updates I have done include paint, fixtures, carpet, flooring, and windows. The next home will be my third investment property and I wanted to try LendingClub as a way to finance the property and allow me to keep my cash reserves high.

A credit bureau reported the following information about this borrower member on February 3, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,390.00	Public Records On File:	0
Revolving Line Utilization:	10.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 377314

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377314	$6,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377314. Member loan 377314 was requested on February 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,800 / month
Current employer:	Anixter Fasteners	Debt-to-income ratio:	18.39%
Length of employment:	2 years	Location:	pittsburgh, PA

Home town:	Pittsburgh
Current & past employers:	Anixter Fasteners, H.V.L / Douglas Laboratory
Education:	Pittsburgh Technical Institute and CCAC

This borrower member posted the following loan description, which has not been verified:

I'm looking to consolidate a creditcard or two due to high interest rates, and also to purchase parts to fix my car. I already went through lending tree and was offered this from you guys Amount $5,000 Interest rate 14.42% APR 16.87% Term 36 months Monthly payment $171.92

A credit bureau reported the following information about this borrower member on February 4, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,297.00	Public Records On File:	0
Revolving Line Utilization:	85.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 377316

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377316	$6,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377316. Member loan 377316 was requested on February 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Slocum Orthopedics P.C.	Debt-to-income ratio:	16.76%
Length of employment:	1 year 7 months	Location:	SPRINGFIELD, OR

Home town:	Eugene
Current & past employers:	Slocum Orthopedics P.C.
Education:	Southern Oregon University

This borrower member posted the following loan description, which has not been verified:

I would like a loan to consolidate a credit card and a previous loan into one payment at a lower interest rate so that I will be able to pay it off more quickly.

A credit bureau reported the following information about this borrower member on February 4, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	23	Months Since Last Delinquency:	22
Revolving Credit Balance:	$1,243.00	Public Records On File:	0
Revolving Line Utilization:	22.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 377317

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377317	$14,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377317. Member loan 377317 was requested on February 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	CARE Hawaii Inc.	Debt-to-income ratio:	11.07%
Length of employment:	10 years	Location:	Mililani, HI

Home town:	Ewa Beach
Current & past employers:	CARE Hawaii Inc., Bank of Hawaii
Education:	University of Phoenix

This borrower member posted the following loan description, which has not been verified:

AMex is requesting large payments to paydown the card which I am unable to make. This loan should reduce my monthly payments to an amount I can afford

A credit bureau reported the following information about this borrower member on February 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1990	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	40	Months Since Last Delinquency:	19
Revolving Credit Balance:	$44,550.00	Public Records On File:	0
Revolving Line Utilization:	58.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 377365

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377365	$10,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377365. Member loan 377365 was requested on February 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,583 / month
Current employer:	Trademark Imports	Debt-to-income ratio:	19.90%
Length of employment:	4 years	Location:	MULLICA HILL, NJ

Home town:	Pine Hill
Current & past employers:	Trademark Imports, Iron Butterfly, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

This loan would be used pay back a credit card debt of just under $5,000.00 and payback a loan from parents which was used to cover closing costs on a house I purchased. The loan term of 3 years structures the credit card debt and lowers the APR.

A credit bureau reported the following information about this borrower member on February 4, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,474.00	Public Records On File:	0
Revolving Line Utilization:	82.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 377380

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377380	$12,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377380. Member loan 377380 was requested on February 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,815 / month
Current employer:	Cohen Pollock Merlin and Small P.C.	Debt-to-income ratio:	17.74%
Length of employment:	8 years 11 months	Location:	Lithonia, GA

Home town:	Troy
Current & past employers:	Cohen Pollock Merlin and Small P.C., Cosgrove Webb, & Oman, United States Army
Education:	Topeka Technical College

This borrower member posted the following loan description, which has not been verified:

I was recently divorced and left with credit card debt. I have maintained payments thus far, but it is getting extremely difficult handle this debt on my own. I am looking for help, so that I may continue to maintain my good credit while getting rid of this excessive debt.

A credit bureau reported the following information about this borrower member on February 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1992	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,401.00	Public Records On File:	0
Revolving Line Utilization:	83.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 377479

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377479	$15,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377479. Member loan 377479 was requested on February 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,500 / month
Current employer:	self employed	Debt-to-income ratio:	2.68%
Length of employment:	n/a	Location:	pico rivera, CA

Home town:	manila
Current & past employers:	self employed, miller brewing company
Education:	California State University-Fullerton (CSUF)

This borrower member posted the following loan description, which has not been verified:

Fernie and associates is a new company that supplies uniforms and accessories to security officers, police departments, and personnel uniforms to private and public institutions. Currently, we won the bid for the Los Angeles Ampitheater security personnel uniforms and are in talks with Staples Center security, Dodgers Stadium and the Los Angeles Unified School District. Our office is located in the middle of downtown Los Angeles to better service our clients. Our company is growing fast amdist the bad economy but we need more capital for purchasing power. The money that you lend us will go into purchasing uniforms and accessories to bids that we have won. We will not use the money to stock up on inventory.

A credit bureau reported the following information about this borrower member on February 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	35
Revolving Credit Balance:	$10,958.00	Public Records On File:	0
Revolving Line Utilization:	34.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 377507

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377507	$15,000	17.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377507. Member loan 377507 was requested on February 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,542 / month
Current employer:	United Local Credit Union	Debt-to-income ratio:	9.91%
Length of employment:	2 years	Location:	Fresno, CA

Home town:	Fresno
Current & past employers:	United Local Credit Union, T.W Patterson Buliding, Wells Fargo
Education:	California State University-Fresno (CSU Fresno)

This borrower member posted the following loan description, which has not been verified:

have a loan and two credit cards i would like to pay off

A credit bureau reported the following information about this borrower member on February 4, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,208.00	Public Records On File:	0
Revolving Line Utilization:	51.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 377511

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377511	$9,600	17.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377511. Member loan 377511 was requested on February 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	Therapy Services, LLC	Debt-to-income ratio:	23.11%
Length of employment:	1 year 8 months	Location:	Morgantown, WV

Home town:
Current & past employers:	Therapy Services, LLC
Education:

This borrower member posted the following loan description, which has not been verified:

I need a loan to pay for my wedding. I want to cover our reception expenses. All together it will be just over $10,000. I have already paid $4,500, so I have a little more than $5,000 left . I am also trying to cover honeymoon expenses (I have paid for flights, but need $4,000 to finish paying on a cruise). I also have $1,500 to pay the photographer, and $650 to cover the D.J. On top of these expenses, we still need to get flowers, invitations, dress alterations, and we are going to be paying for the rehearsal dinner. All at once, these expenses are just too overwhelming, and that is why I am applying for a loan.

A credit bureau reported the following information about this borrower member on February 4, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,656.00	Public Records On File:	0
Revolving Line Utilization:	27.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

Member Payment Dependent Notes Series 377651

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377651	$15,000	16.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377651. Member loan 377651 was requested on February 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Enterprise Solutions Inc.	Debt-to-income ratio:	10.34%
Length of employment:	7 years	Location:	Round Lake, IL

Home town:	Chicago
Current & past employers:	Enterprise Solutions Inc., Sirius Computer Solutions, Tellabs Inc.
Education:	Governors State University, Bradley University

This borrower member posted the following loan description, which has not been verified:

Please help me avoid my wife's wrath & ease a pregnant woman?s fears. We need to buy our lot & close on it by 4-1-09 so construction can be completed by the time my son starts high school in August. My wife & I live with our 4 children ~ 100 miles from our family. (Her parents & Mine) My wife HATES it were we live, she hates being away from family & the local influences on our kids. (she reminds me daily!) My wife is expecting #5 on June 2. My eldest is to start Catholic High School in Fall near our parents. Our parents are getting older - we want to move closer to them. Its win-win-win - they can rely on us, we can rely on them to help with the kids & the kids & family grow closer as we can see each other every week. We figure if we can pay $3,000 mortgage here; why can?t we pay a $3,000 mortgage closer to them? (Funny how banks don?t see things this way) We found a lot, found our dream house plans. We needed a lot of capital to make everything work. So in December I took $12,000 cash & bought a foreclosure. My dad & I were going to fix it up. We estimate $10K -$ 15K & 2-3 weeks to get it an A+ property. I was going to rent it out via sec. 8 (rent would be $1,200/mo per HUD & I have 3 people interested). Once rented, I was going to refinance with a 65 - 80% LTV (loan to value) mortgage & use that money to buy our Lot then use the lot as collateral for our construction loan. The house a few doors down to the house I purchased is on the market for $179,000. Zillow shows my house is worth $167,000. 2005 appraised value $167,500. The close was to take place Jan 9th. Due to paper work problems it kept getting postponed by the title company. I finally did a dry close 2 weeks ago The following Monday, Jan 20 - I get a call that the seller (the bank) walked away. It turns out that it was a negative close for them -$22,000+. The tax redemption was over $23,000 & they (the bank) claim they were unaware of this. Instead of letting the house go, I kept on negotiating to see what it would take to get them to the table again. If I come up with $20,198.36, they will move forward & close. The Numbers still work for us. Down Payment (pd) $2,500.00 Closing Costs (pd) $7,078.96 Escrow Fee (pd) $100.00 Escrowed Funds (pd) $2,500.00 Return of Escrow (April 15) $(2,500.00) Additional Funds Needed to Close $20,198.36 Estimated Repairs $15,000.00 2008 Taxes (June & Oct) $6,000.00 Total Investment for 2009 $50,877.32 Last Appraisal (2005) $167,500 65% (very conservative) LTV nets $108,875.00 This is enough to cover initial investment payback as well as provide the funds to secure our lot. The projected Rental income easily covers the new mortgage & taxes & Insurance. We own one rental property (owned for 15 years rented it for 10) that we just rented section 8 on Jan 1 for $1,125 /mo. (We have $80K in equity). Our initial plan was to take $56,000 in equity out of the rental unit to pay off all our bad debts (all debts excluding mortgages) & invest some money into add?l foreclosures. The Bank won't let me do a cash out equity because I am self employed & my tax statement shows zero income in 2006 & 2007. (2005 taxes show $220K+ income) & I have never been late on a mortgage in 15+ years. I have had my credit run so many times (7) since Christmas that my Fico score dropped from 720 to 680. Now no bank I go to will lend me the money with out paying off my debts or increasing my income (per Fannie & Freddie guidelines) or increasing my assets; which is exactly what I am trying to do. This house is the only way I know of for me to get enough money to buy this lot by April & pull everything together. My wife is going crazy with hormones & is starting to get depressed ? it really bothers me. My wife & family are counting on me & I have never let them down. Anything anyone can do to assist would be greatly appreciated.

A credit bureau reported the following information about this borrower member on February 5, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1986	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	47
Revolving Credit Balance:	$72,425.00	Public Records On File:	0
Revolving Line Utilization:	68.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 377657

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377657	$14,400	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377657. Member loan 377657 was requested on February 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,833 / month
Current employer:	Llano Utility Services	Debt-to-income ratio:	14.86%
Length of employment:	2 years	Location:	Denton, TX

Home town:
Current & past employers:	Llano Utility Services, Pizza Hut
Education:	University of North Texas

This borrower member posted the following loan description, which has not been verified:

I don't have a problem paying my bills...at all. I can't even remember the last time I missed or was even late on a payment. The main purpose of the loan is to save me money in the long run. I did the math and a loan to eliminate my debt paid over the same length of time would save me a couple thousand dollars. My credit isn't great but it's not terrible. I would like to improve this before I get married next year. Thanks in advance for the consideration . Eric

A credit bureau reported the following information about this borrower member on February 5, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	32
Revolving Credit Balance:	$8,969.00	Public Records On File:	0
Revolving Line Utilization:	53.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 377674

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377674	$15,000	19.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377674. Member loan 377674 was requested on February 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	GlaxoSmithKline	Debt-to-income ratio:	2.96%
Length of employment:	6 months	Location:	Philadelphia, PA

Home town:	Oxford
Current & past employers:	GlaxoSmithKline, Rolling Stone
Education:	The University of the Arts

This borrower member posted the following loan description, which has not been verified:

i am attempting to sever my ties with Bank of America, at least my credit ties to them. Currently I am paying 22.24% on $20k, I am sure I can do better than this elsewhere. I have a credit score of 723 (on credit expert.com)

A credit bureau reported the following information about this borrower member on February 5, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1987	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	16	Months Since Last Delinquency:	20
Revolving Credit Balance:	$5,212.00	Public Records On File:	0
Revolving Line Utilization:	13.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	10

Member Payment Dependent Notes Series 377682

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377682	$3,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377682. Member loan 377682 was requested on February 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,083 / month
Current employer:	n/a	Debt-to-income ratio:	6.56%
Length of employment:	n/a	Location:	Hesperia, CA

Home town:
Current & past employers:
Education:	Victor Valley Community College

This borrower member posted the following loan description, which has not been verified:

Fixing my Debt!

A credit bureau reported the following information about this borrower member on February 5, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,001.00	Public Records On File:	0
Revolving Line Utilization:	62.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 377732

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377732	$15,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377732. Member loan 377732 was requested on February 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	Fidelity Investments	Debt-to-income ratio:	5.65%
Length of employment:	9 years 6 months	Location:	Florence, KY

Home town:
Current & past employers:	Fidelity Investments
Education:	Morehead State University, Xavier University

This borrower member posted the following loan description, which has not been verified:

Loan request for new laser tag fun center in Nags Head, NC. Business need is for marketing programs targeted to OBX visitors. Publications include SunnyDay, VisitorsGuide, NorthBeachSun, and the Beach Book. In addition, we will have local promotional flyers to build awareness of the store and drive business to the center.

A credit bureau reported the following information about this borrower member on February 5, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1994	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,476.00	Public Records On File:	0
Revolving Line Utilization:	16.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 377750

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377750	$5,000	16.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377750. Member loan 377750 was requested on February 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	Smartlink, LLC	Debt-to-income ratio:	7.01%
Length of employment:	9 months	Location:	Tulsa, OK

Home town:	Bangalore
Current & past employers:	Smartlink, LLC, Research Foundation, SUNY Buffalo
Education:	SUNY at Buffalo

This borrower member posted the following loan description, which has not been verified:

Trying to refinance credit card balances at a lower interest rate. Want to make one payment a month instead of four.

A credit bureau reported the following information about this borrower member on February 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2006	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,597.00	Public Records On File:	0
Revolving Line Utilization:	35.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 377771

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377771	$2,200	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377771. Member loan 377771 was requested on February 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	united food service	Debt-to-income ratio:	21.77%
Length of employment:	2 years 4 months	Location:	littleton, CO

Home town:
Current & past employers:	united food service, Crown Equipment corporation
Education:	Colorado Mountain College

This borrower member posted the following loan description, which has not been verified:

I am a mechanic who has run out of space. I need to purchase a new tool chest for work. The faster I can get work done, the more money I make. It is very important in this buisness to have the correct tools. Thank you for considering my loan.

A credit bureau reported the following information about this borrower member on February 5, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,544.00	Public Records On File:	0
Revolving Line Utilization:	38.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 377773

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377773	$15,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377773. Member loan 377773 was requested on February 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,867 / month
Current employer:	Electric Boat	Debt-to-income ratio:	11.42%
Length of employment:	6 years 8 months	Location:	Groton, CT

Home town:
Current & past employers:	Electric Boat, General Electric, Lockheed Martin Corp.
Education:	Rensselaer Polytechnic Institute (RPI) (B.S. 02, M.S. ant. 8/09), County College of Morris (A.S. 97)

This borrower member posted the following loan description, which has not been verified:

The purpose of this loan is to support my brother-in-law with his pursuit of an Associate degree in Engineering Science (full disclosure: I have worked as an electrical engineer at my company for nearly 7 years, so I am biased towards his selected program of study). He graduated from high school in Lima, Peru, in December 2008 and is very excited about studying in the United States. In Peru, a Bachelor degree from the United States is considered very prestigious and opens many doors to opportunities otherwise unattainable. He is currently applying for a student visa and these funds will be used to demonstrate to the United States Immigration and Citizenship Services (USCIS) the availability of liquid assets to support his educational and living expenses. Subsequent to his receiving a student visa and enrolling in courses this fall, I will cosign his private student loan applications to support the remainder of his education. I have offered my financial support because my brother-in-law has demonstrated to me that he has the aptitude and interest for a successful career in engineering. I have spoken with him at length about my experience with the academic rigor involved in engineering coursework. He is well aware of the demands he will face and I firmly believe that he is up for the challenge. I am currently employed with a defense contractor who has recently been the subject of many positive government and media reviews. My monthly gross income is $5867 (not including overtime pay) and my debt-to-income ratio is 16% (not including $850/month in mortgage payments). My wife also works part-time and her monthly gross income is $1250. Our daughter is 3 years old and inspires me to be a better man. We own a 2004 Buick Lesabre that we paid off in full last December. We live well within our means, which has allowed us to make significant progress in paying down our debt. I will be happy to answer any questions you may have about my credit history, outstanding loans, employment history, and other relevant topics. Thank you very much for your consideration.

A credit bureau reported the following information about this borrower member on February 5, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,576.00	Public Records On File:	0
Revolving Line Utilization:	73.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 377775

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377775	$7,500	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377775. Member loan 377775 was requested on February 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,192 / month
Current employer:	JoyFull Ministries	Debt-to-income ratio:	12.68%
Length of employment:	1 year 7 months	Location:	McGaheysville, VA

Home town:	Winchester
Current & past employers:	JoyFull Ministries, Willing Hands Enterprises, Inc., Hanover Consumer Cooperative Society, Hanover Food Co-op
Education:	The American University, University of Alaska Fairbanks

This borrower member posted the following loan description, which has not been verified:

As a lay minister in April of 2004, I founded and ran a program in the Upper Valley of Vermont and New Hampshire called Willing Hands, which has successfully completed its 501 c 3 qualification period, www.willinghandsinc.org, a fresh-food charity which today moves 120 tons of produce to some 45 area organizations assisting the needy every year, and now I am interested in writing of this experience, conducting workshops and promoting the book. I lead spiritual workshops, teach on-line, counsel and conduct all aspects of ministerial practice, under the Universal Life Church Monastery, operating as JoyFull Ministries in Virginia. I am in the process of applying for 501 c 3 status for this ministry, seperate from the WH entity in New England. My intention for the funds would be to allow me to concentrate on writing, leading workshops, promoting the book (s), and taking a brief 6 month sabbatical from other ministerial duties. JoyFull Ministries website can be found at: www.joyfull.us.

A credit bureau reported the following information about this borrower member on February 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	53
Revolving Credit Balance:	$16,280.00	Public Records On File:	0
Revolving Line Utilization:	74.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 377780

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377780	$5,375	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377780. Member loan 377780 was requested on February 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,167 / month
Current employer:	St. Francis High School	Debt-to-income ratio:	23.68%
Length of employment:	1 year 7 months	Location:	Louisville, KY

Home town:	Charlotte, NC
Current & past employers:	St. Francis High School
Education:	Sweet Briar College, University of Arizona

This borrower member posted the following loan description, which has not been verified:

I am in my second year in a new city, and I feel as though I have not been able to make a reasonable dent in my debt. This loan would help me to pay off my credit card in a fixed amount of time, and contribute to my emergency savings account.

A credit bureau reported the following information about this borrower member on February 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,757.00	Public Records On File:	0
Revolving Line Utilization:	85.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 377788

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377788	$10,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377788. Member loan 377788 was requested on February 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	EmblemHealth	Debt-to-income ratio:	17.26%
Length of employment:	4 years	Location:	forest hills, NY

Home town:	Georgetown
Current & past employers:	EmblemHealth, MetLife Inc.
Education:	SUNY Oneonta

This borrower member posted the following loan description, which has not been verified:

I am requesting a loan to pay off my debt. I need to pay off 3 credit card's and need to make 1 payment since of 3 payments monthly.

A credit bureau reported the following information about this borrower member on February 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	51	Months Since Last Delinquency:	10
Revolving Credit Balance:	$12,013.00	Public Records On File:	0
Revolving Line Utilization:	42.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 377889

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377889	$12,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377889. Member loan 377889 was requested on February 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	village home improvements inc	Debt-to-income ratio:	22.02%
Length of employment:	4 years 5 months	Location:	astoria, NY

Home town:	nagykanizsa
Current & past employers:	village home improvements inc, bill' better homes
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to pay of my credit cards, and make only one reasonable monthly payment around $500. I have a steady job with 38-43000 income.

A credit bureau reported the following information about this borrower member on February 6, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,486.00	Public Records On File:	0
Revolving Line Utilization:	26.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 377962

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377962	$8,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377962. Member loan 377962 was requested on February 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,000 / month
Current employer:	self	Debt-to-income ratio:	4.42%
Length of employment:	2 years 5 months	Location:	Brewster, MA

Home town:	newton
Current & past employers:	self, self
Education:

This borrower member posted the following loan description, which has not been verified:

I need to buy a truck to haul cord wood from maine to the cape Wood down here was very hard to find this year I have some of my money but I need the rest to buy a tractor

A credit bureau reported the following information about this borrower member on February 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	73
Revolving Credit Balance:	$5,684.00	Public Records On File:	1
Revolving Line Utilization:	83.60%	Months Since Last Record:	61
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 377996

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377996	$3,500	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377996. Member loan 377996 was requested on February 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	JumbiCreative	Debt-to-income ratio:	11.93%
Length of employment:	9 years 2 months	Location:	Jamestown, CO

Home town:	Rochester
Current & past employers:	JumbiCreative, Inner Circle Logistics, Athletic Motivation Institute
Education:	Rollins College

This borrower member posted the following loan description, which has not been verified:

I have been an independent web designer and computer consultant for 9 years. I have recently secured the exclusive rights to develop an electronic version of a proprietary 'Productivity Tool' to be sold on the iTunes store as an 'App' for the iPhone. The existing version of the product has been proven viable, and I have the necessary skills to bring it to the electronic market. However, it requires that I use Apple hardware running the OSX operating system and hire a consultant to provide some personal instruction using the iPhone SDK Developer Tools provided from Apple. I plan to purchase a new 15" MacBook Pro and secure at least 10 hours of personal Objective-C and iPhone SDK instruction from a qualified tutor. Please contact me for more info about the App and my prior work on PC-based products.

A credit bureau reported the following information about this borrower member on February 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	82
Revolving Credit Balance:	$5,115.00	Public Records On File:	1
Revolving Line Utilization:	74.10%	Months Since Last Record:	98
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 378036

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378036	$6,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378036. Member loan 378036 was requested on February 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,667 / month
Current employer:	Ernst & Young LLP	Debt-to-income ratio:	16.96%
Length of employment:	1 year 8 months	Location:	Buffalo, NY

Home town:
Current & past employers:	Ernst & Young LLP, Target, The Limited
Education:	Boston College

This borrower member posted the following loan description, which has not been verified:

I have one credit card at 14% with a $6,000 balance and I am sick of paying so much interest to companies. I would rather pay other people.

A credit bureau reported the following information about this borrower member on February 7, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,628.00	Public Records On File:	0
Revolving Line Utilization:	9.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 378045

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378045	$5,000	17.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378045. Member loan 378045 was requested on February 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,000 / month
Current employer:	D and V Sucess on Wheels	Debt-to-income ratio:	6.55%
Length of employment:	1 year 3 months	Location:	Belleville, NJ

Home town:	Rio Piedras
Current & past employers:	D and V Sucess on Wheels
Education:

This borrower member posted the following loan description, which has not been verified:

Me and my wife are going for our second child...all we have to pay to be debt free of credit cards is this amount. we want this so we can start fresh with our second child. we dont want to pay any more credit companies....we want to enjoy our family without having to worry about bills ect...

A credit bureau reported the following information about this borrower member on February 7, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2005	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,885.00	Public Records On File:	0
Revolving Line Utilization:	62.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 378049

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378049	$6,500	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378049. Member loan 378049 was requested on February 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,750 / month
Current employer:	super Foodtown	Debt-to-income ratio:	8.57%
Length of employment:	6 years 8 months	Location:	Brick, NJ

Home town:	Brick,nj
Current & past employers:	super Foodtown, Shop n bag
Education:

This borrower member posted the following loan description, which has not been verified:

I need to pay off my high interest credit cards

A credit bureau reported the following information about this borrower member on February 7, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,317.00	Public Records On File:	0
Revolving Line Utilization:	53.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 378150

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378150	$10,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378150. Member loan 378150 was requested on February 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	Springfield Hospital	Debt-to-income ratio:	20.07%
Length of employment:	2 years 8 months	Location:	Newport, NH

Home town:	Stark, NH
Current & past employers:	Springfield Hospital
Education:	Keene State College, University of NH, River Valley Community Technical College

This borrower member posted the following loan description, which has not been verified:

I have an outstanding balance of $10000 on a credit card. I have been paying more than the minimum each month but with the interest and fees I never will get ahead, which is of course the whole idea! I have asked about loans at the bank where I do business but they charge as much interest as the card and they want collateral. I would like to pay off the card as soon as I can.

A credit bureau reported the following information about this borrower member on February 8, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1992	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,903.00	Public Records On File:	0
Revolving Line Utilization:	77.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 378178

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378178	$6,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378178. Member loan 378178 was requested on February 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Group O, Inc.	Debt-to-income ratio:	2.90%
Length of employment:	3 years	Location:	Norcross, GA

Home town:	Kharian City
Current & past employers:	Group O, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

I am buying a home and short $6000 on my closing cost and down paymnet. I can pay this loan off within an year or less. I have an excellent credit and never paid my obligations late. Furthermore I have a secure IT job and sound income.

A credit bureau reported the following information about this borrower member on February 8, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,405.00	Public Records On File:	0
Revolving Line Utilization:	66.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 378181

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378181	$6,000	7.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378181. Member loan 378181 was requested on February 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,600 / month
Current employer:	US Air Force	Debt-to-income ratio:	1.29%
Length of employment:	9 years 9 months	Location:	O Fallon, IL

Home town:
Current & past employers:	US Air Force
Education:

This borrower member posted the following loan description, which has not been verified:

The purpose of this loan is to reinvest in Lending Club loan notes. Previously, I had used Prosper in this manner, but with their "quiet period" preventing further loans at the time, I am looking to start with Lending Club. I have excellent credit, am a homeowner, and am gainfully employed as an Air Force officer.

A credit bureau reported the following information about this borrower member on February 8, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,921.00	Public Records On File:	0
Revolving Line Utilization:	10.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 378230

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378230	$4,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378230. Member loan 378230 was requested on February 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,461 / month
Current employer:	Lowes	Debt-to-income ratio:	5.81%
Length of employment:	2 years 10 months	Location:	Waveland, MS

Home town:	Slidell
Current & past employers:	Lowes, Kmart
Education:	University of Southern Mississippi

This borrower member posted the following loan description, which has not been verified:

to pay off another loan that has a high interest rate

A credit bureau reported the following information about this borrower member on February 8, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$65.00	Public Records On File:	0
Revolving Line Utilization:	0.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 378236

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378236	$2,500	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378236. Member loan 378236 was requested on February 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,833 / month
Current employer:	Color Quick Printing	Debt-to-income ratio:	17.13%
Length of employment:	7 months	Location:	Port Richey, FL

Home town:
Current & past employers:	Color Quick Printing
Education:	University of South Florida

This borrower member posted the following loan description, which has not been verified:

I purchased a used car on credit at a very high percentage rate and I still need to sell my other 2 vehicles. I need to move the funds to a better APR until I can get my cars sold.

A credit bureau reported the following information about this borrower member on February 8, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	45	Months Since Last Delinquency:	19
Revolving Credit Balance:	$9,847.00	Public Records On File:	0
Revolving Line Utilization:	44.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 378241

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378241	$15,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378241. Member loan 378241 was requested on February 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,000 / month
Current employer:	Adventist Health System	Debt-to-income ratio:	5.20%
Length of employment:	2 years 2 months	Location:	Apopka, FL

Home town:	Chattanooga, TN
Current & past employers:	Adventist Health System
Education:	Southern Adventist University

This borrower member posted the following loan description, which has not been verified:

Young couple just married. Own home but have two car loans and wife has school loans. Husband never had credit card debt. Was lucky enough that parents paid school college tuition. Husband is Senior Finance Officer at large denominational healthcare facility chain. Wife is an Electronic Medical Record Intermediate Analyst and BSN RN by training. Wife accumulated $15000 in credit card debt during school and throughout her twenties. Attempting to consolidate this debt into a more manageable rate and not just open up another credit card line.

A credit bureau reported the following information about this borrower member on February 8, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,077.00	Public Records On File:	0
Revolving Line Utilization:	7.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 378253

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378253	$14,400	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378253. Member loan 378253 was requested on February 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,542 / month
Current employer:	Constant Contact	Debt-to-income ratio:	7.00%
Length of employment:	2 years 10 months	Location:	BOSTON, MA

Home town:	Boston
Current & past employers:	Constant Contact
Education:

This borrower member posted the following loan description, which has not been verified:

I am looking to obtain a loan to pay off my credit card debt at a lower APR than they currently offer.

A credit bureau reported the following information about this borrower member on February 8, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	25
Revolving Credit Balance:	$7,854.00	Public Records On File:	0
Revolving Line Utilization:	81.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 375804

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375804	$5,500	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375804. Member loan 375804 was requested on February 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,075 / month
Current employer:	Marion County Sheriff	Debt-to-income ratio:	23.52%
Length of employment:	1 year 1 month	Location:	OCALA, FL

Home town:	PORTSMOUTH/NH
Current & past employers:	Marion County Sheriff, Marion County Utilties, Hampton Hearth, East Hampton Town, East Hampton Point Resturant
Education:	Suny Morrisville, Suffolk County Community College

This borrower member posted the following loan description, which has not been verified:

We requested an estimate on remodeling the back porch to our home. The cost of the remodeling will be 7100.00. The 5500.00 will be going towards this home improvment. We would like to be able to get the whole amount for this home improvement, but your offer was only 5500.00. We would still like to utilize this loan for the help of the improvment.

A credit bureau reported the following information about this borrower member on February 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,479.00	Public Records On File:	0
Revolving Line Utilization:	86.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 375981

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375981	$4,800	16.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375981. Member loan 375981 was requested on February 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,250 / month
Current employer:	Pita Pit	Debt-to-income ratio:	9.36%
Length of employment:	3 years 2 months	Location:	TUCSON, AZ

Home town:	Hillsborough
Current & past employers:	Pita Pit, Andrew Addai
Education:

This borrower member posted the following loan description, which has not been verified:

Am a junior at the Univerisyt of Arizona and am looking for rent/food/books money. Hold part time job.

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,368.00	Public Records On File:	0
Revolving Line Utilization:	84.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 375998

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375998	$14,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375998. Member loan 375998 was requested on February 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	Porter Rogers Dahlman & Gordon	Debt-to-income ratio:	13.27%
Length of employment:	1 year	Location:	corpus christi, TX

Home town:
Current & past employers:	Porter Rogers Dahlman & Gordon, Snapka, Turman & Waterhouse
Education:	The University of Texas at Austin

This borrower member posted the following loan description, which has not been verified:

looking to refinance credit card debt which is currently at 25%!

A credit bureau reported the following information about this borrower member on January 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1985	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	34	Months Since Last Delinquency:	10
Revolving Credit Balance:	$30,160.00	Public Records On File:	0
Revolving Line Utilization:	33.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 377498

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377498	$10,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377498. Member loan 377498 was requested on February 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$4,583 / month
Current employer:	First Source	Debt-to-income ratio:	16.52%
Length of employment:	3 years	Location:	Colorado Springs, CO

Home town:
Current & past employers:	First Source, Bank of America Corp.
Education:

This borrower member posted the following loan description, which has not been verified:

This load is to help payoff some credits cards and other bills.

A credit bureau reported the following information about this borrower member on February 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1987	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	57
Revolving Credit Balance:	$18,707.00	Public Records On File:	0
Revolving Line Utilization:	73.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 378306

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378306	$14,125	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378306. Member loan 378306 was requested on February 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Roto Mazda and Subaru	Debt-to-income ratio:	11.43%
Length of employment:	4 years 10 months	Location:	palatine, IL

Home town:	lublin
Current & past employers:	Roto Mazda and Subaru, self
Education:	Oakton Community College

This borrower member posted the following loan description, which has not been verified:

This loan will enable a start of a business that is already in full completion. The only thing stopping me is a purchase of necessary equipment upon which I will immediately start to generate monthly gross income of $6000, with only $1000 monthly expanses. More info, or a Business Plan could be provided if requested. Thank You

A credit bureau reported the following information about this borrower member on February 9, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,221.00	Public Records On File:	0
Revolving Line Utilization:	17.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 378314

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378314	$24,250	19.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378314. Member loan 378314 was requested on February 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$11,250 / month
Current employer:	LookaBooka, Inc.	Debt-to-income ratio:	11.49%
Length of employment:	3 years 4 months	Location:	Minneapolis, MN

Home town:	Madison
Current & past employers:	LookaBooka, Inc., Time Warner, Inc. (Warner Bros.)
Education:	UCLA

This borrower member posted the following loan description, which has not been verified:

Debt consolidation at better interest rate

A credit bureau reported the following information about this borrower member on January 29, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1991	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$69,716.00	Public Records On File:	0
Revolving Line Utilization:	79.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 378323

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378323	$5,500	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378323. Member loan 378323 was requested on February 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	MicahTek Inc	Debt-to-income ratio:	19.54%
Length of employment:	6 years 6 months	Location:	Tulsa, OK

Home town:
Current & past employers:	MicahTek Inc
Education:	Warner University, Birmingham School of Law

This borrower member posted the following loan description, which has not been verified:

I recently had a family member involved in an accident. Insurance didn't cover the event. I want to consolidate all the different bills, radiology, ER, Outpatient surgery, tests, etc.

A credit bureau reported the following information about this borrower member on February 9, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1986	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$919.00	Public Records On File:	0
Revolving Line Utilization:	6.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 378331

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378331	$6,200	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378331. Member loan 378331 was requested on February 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,167 / month
Current employer:	Dept of Veterans Affairs	Debt-to-income ratio:	12.97%
Length of employment:	2 years	Location:	Sacramento, CA

Home town:
Current & past employers:	Dept of Veterans Affairs, John Taylor Fertilizers
Education:	Sacramento City College

This borrower member posted the following loan description, which has not been verified:

I have 4 debts that I would like to pay off with only one payment

A credit bureau reported the following information about this borrower member on February 9, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	24	Months Since Last Delinquency:	2
Revolving Credit Balance:	$1,365.00	Public Records On File:	0
Revolving Line Utilization:	40.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 378334

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378334	$15,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378334. Member loan 378334 was requested on February 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,250 / month
Current employer:	Help/Systems	Debt-to-income ratio:	23.49%
Length of employment:	1 year 1 month	Location:	Eden Prairie, MN

Home town:	St. Peter, MN
Current & past employers:	Help/Systems, UnitedHealth Group
Education:	Saint Cloud State University

This borrower member posted the following loan description, which has not been verified:

Several years ago my wife started a graphic design company and because she was still in college she decided to use a credit card to help fund the startup. Now several years later she still has the balance from those expenses and the company has since dissolved (she chose to take a salaried position once we had our first of two kids). Because the balance is so high we send in a large payment monthly, which in turn, eats up our spending money for the month and the result, is having to use the same credit card. The balance has really not moved in more than 2 years and I do not see an end in sight. Please help. Having a fixed payment and term loan will give us the assurance that this will get better and we can start to invest in our kid?s future. Thank you in advance.

A credit bureau reported the following information about this borrower member on February 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	25
Revolving Credit Balance:	$28,766.00	Public Records On File:	0
Revolving Line Utilization:	0.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 378341

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378341	$6,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378341. Member loan 378341 was requested on February 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,417 / month
Current employer:	GSE Systems INC.	Debt-to-income ratio:	9.44%
Length of employment:	8 months	Location:	Westminster, MD

Home town:
Current & past employers:	GSE Systems INC., Newtown Hardware House
Education:	Temple University

This borrower member posted the following loan description, which has not been verified:

I recently moved to a new residence. Along with paying rent in two places for the month of February, I am low of funds. I still need to buy furniture for my new house. As well as other expenses... lawn mower, bed, dishes, pots, pans, everything. Also, I need to do some routine maintanence on my truck such as new clutch and timing belt that I currently dont have the extra funds to cover.

A credit bureau reported the following information about this borrower member on February 9, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,876.00	Public Records On File:	0
Revolving Line Utilization:	75.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 378345

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378345	$11,200	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378345. Member loan 378345 was requested on February 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,600 / month
Current employer:	Bank of Hampton Roads	Debt-to-income ratio:	5.19%
Length of employment:	6 years 9 months	Location:	CHESAPEAKE, VA

Home town:	Wake County, NC
Current & past employers:	Bank of Hampton Roads, Bed Bath and Beyond
Education:	Tidewater Community College

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate all of my debt into one payment without paying an outrageous interest rate. I would like to be able to purchase a home soon, and I think it would be easier to have everything consolidated.

A credit bureau reported the following information about this borrower member on February 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,436.00	Public Records On File:	0
Revolving Line Utilization:	70.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 378348

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378348	$10,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378348. Member loan 378348 was requested on February 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	BR+A Consulting Engineers	Debt-to-income ratio:	4.08%
Length of employment:	2 years	Location:	Brooklyn, NY

Home town:	Ridgewood
Current & past employers:	BR+A Consulting Engineers
Education:	Manhattan College

This borrower member posted the following loan description, which has not been verified:

I am looking to propose to my girlfriend and rather than wait months and months until I have enough saved I would like to purchase the engagement ring and propose as soon as possible.

A credit bureau reported the following information about this borrower member on February 9, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$110.00	Public Records On File:	0
Revolving Line Utilization:	11.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 378363

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378363	$1,600	7.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378363. Member loan 378363 was requested on February 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,417 / month
Current employer:	Home Instead	Debt-to-income ratio:	16.94%
Length of employment:	7 months	Location:	Indiana, PA

Home town:	Baltimore
Current & past employers:	Home Instead, J & J Staffing Resources, Community TV/W-IUP Channel 20 (Internship)
Education:	Indiana University of Pennsylvania-Main Campus

This borrower member posted the following loan description, which has not been verified:

I need a loan to help cover my currently due apartment rent, which is $1,640.

A credit bureau reported the following information about this borrower member on February 9, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,988.00	Public Records On File:	0
Revolving Line Utilization:	14.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 378379

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378379	$15,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378379. Member loan 378379 was requested on February 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,750 / month
Current employer:	Dermalogica	Debt-to-income ratio:	15.81%
Length of employment:	1 year	Location:	West New York, NJ

Home town:	Massillon/Ohio
Current & past employers:	Dermalogica, L'Oreal
Education:	Baldwin-Wallace College

This borrower member posted the following loan description, which has not been verified:

I would like to pay off all of my credit cards once and for all. I am looking to reduce my interest rate and monthly payments and see the monthly progress of my debt repayment rather than being stuck in the same place month after month as a result of high finance charges and fees. I make my payments on time and am serious about becoming debt free!

A credit bureau reported the following information about this borrower member on February 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1989	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,892.00	Public Records On File:	1
Revolving Line Utilization:	89.00%	Months Since Last Record:	104
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 378397

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378397	$3,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378397. Member loan 378397 was requested on February 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,133 / month
Current employer:	RCM Inc.	Debt-to-income ratio:	8.25%
Length of employment:	12 years	Location:	Rochester, NY

Home town:
Current & past employers:	RCM Inc.
Education:	University of Buffalo

This borrower member posted the following loan description, which has not been verified:

I would like a loan for 3,000 for eprsonal reasons.

A credit bureau reported the following information about this borrower member on February 9, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2004	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$72.00	Public Records On File:	0
Revolving Line Utilization:	2.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 378404

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378404	$15,000	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378404. Member loan 378404 was requested on February 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Rush University Medical Center	Debt-to-income ratio:	11.21%
Length of employment:	1 month	Location:	tinley park, IL

Home town:	Blue Island
Current & past employers:	Rush University Medical Center, Rose Paving Company
Education:	Lewis University, Rush University

This borrower member posted the following loan description, which has not been verified:

I am requesting a loan of $15,000 in order to pay off my credit cards. I recently graduated from nursing school, my second career, and am now faced with the reality of large amounts of debt. I have been hired to work at a large teaching hospital in Chicago and will be working the evening shift that averages $30/hr. The main roadblock in me being unable to obtain a loan through a traditional lender is two-fold. First, the unsecured personal loan I needed to take out in order to go back to school has affected my debt to income ration and secondly my credit balances. In the past while living at home with my parents I was careless with my money management, however now being on my own and having to adhere to a strict budget has made me face the damage I've done. I desperately need a loan so that I can pay off my credit card debt and consolidate my debt into a lower rate loan. It is my goal to be both debt free and credit card free in 3 years. I know I will have the income to do so now that I am starting work on March 9th, I just need a lender to give me the opportunity so I can use the loan money to pay off my credit cards.

A credit bureau reported the following information about this borrower member on January 12, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	58
Revolving Credit Balance:	$10,076.00	Public Records On File:	0
Revolving Line Utilization:	38.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 378405

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378405	$9,600	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378405. Member loan 378405 was requested on February 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	United States Government	Debt-to-income ratio:	23.93%
Length of employment:	20 years 6 months	Location:	Statesboro, GA

Home town:	Augusta, Georgia
Current & past employers:	United States Government, US Army
Education:

This borrower member posted the following loan description, which has not been verified:

need extra cash for daughter's tuition

A credit bureau reported the following information about this borrower member on February 9, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	29
Revolving Credit Balance:	$2,940.00	Public Records On File:	0
Revolving Line Utilization:	32.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 378414

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378414	$2,750	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378414. Member loan 378414 was requested on February 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$583 / month
Current employer:	n/a	Debt-to-income ratio:	9.94%
Length of employment:	n/a	Location:	OKLAHOMA CITY, OK

Home town:	Lafayette, IN
Current & past employers:
Education:	Oklahoma City Community College

This borrower member posted the following loan description, which has not been verified:

I am a full time student living on my own. The only way for me to get the car I needed was to go to a "buy here pay here" place. Unfortunately, the loan I was forced to take from their bank has very high interest rates and very high monthly payments. It's time for me to get a better deal!

A credit bureau reported the following information about this borrower member on February 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,320.00	Public Records On File:	0
Revolving Line Utilization:	31.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 378436

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378436	$15,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378436. Member loan 378436 was requested on February 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	Beach and Co. Inc.	Debt-to-income ratio:	12.07%
Length of employment:	8 years	Location:	OTSEGO, MI

Home town:	Holland
Current & past employers:	Beach and Co. Inc., American Express
Education:	Western Michigan University

This borrower member posted the following loan description, which has not been verified:

Consolidate debt

A credit bureau reported the following information about this borrower member on February 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1993	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$130,090.00	Public Records On File:	0
Revolving Line Utilization:	83.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 378438

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378438	$5,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378438. Member loan 378438 was requested on February 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,084 / month
Current employer:	JMP Financial Group LLC	Debt-to-income ratio:	5.62%
Length of employment:	1 year	Location:	Tallahassee, FL

Home town:	Boca Raton
Current & past employers:	JMP Financial Group LLC, Indigos Franchising, Boca Raton News
Education:

This borrower member posted the following loan description, which has not been verified:

I have several small needs for this personal loan. I recently completed a move across the state to be with my fiance, which accrued some small cost. I also recently purchased a small business, which I am running from home part-time aside from my full-time job. Beyond these things, I also have a few credit cards I'd like to pay down a bit. I don't have a pressing need for this loan, but I have a decent income and expect to be seeing more in the coming months due to my new business. I think I can afford to take on another small payment right now to take care of a few things, and help generate some more revenue.

A credit bureau reported the following information about this borrower member on February 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,974.00	Public Records On File:	0
Revolving Line Utilization:	24.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 378457

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378457	$8,200	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378457. Member loan 378457 was requested on February 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Tyco Electronics Ltd.	Debt-to-income ratio:	14.66%
Length of employment:	16 years 3 months	Location:	king, SC

Home town:	richlands
Current & past employers:	Tyco Electronics Ltd., King Times news
Education:

This borrower member posted the following loan description, which has not been verified:

to get a lower interest rate but i live in North Carolina

A credit bureau reported the following information about this borrower member on February 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	63
Revolving Credit Balance:	$9,873.00	Public Records On File:	0
Revolving Line Utilization:	46.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 378466

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378466	$3,350	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378466. Member loan 378466 was requested on February 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,442 / month
Current employer:	Lawrence Berkeley National Labs	Debt-to-income ratio:	7.30%
Length of employment:	4 years 6 months	Location:	Lafayette, CA

Home town:	Denver
Current & past employers:	Lawrence Berkeley National Labs
Education:	San Francisco State University, Fashion Institute of Design & Merchandising in San Francisco (FIDM)

This borrower member posted the following loan description, which has not been verified:

In June 2008, I received my Bachelor of Science degree in Business Marketing from San Francisco State University. As a result of the recent economy, I decided to proceed with a professional certification in Project Management from the University of California, Berkeley. I am looking to apply this certificate towards a Not-for-profit organization after completion that would benefit from my skills. This program which consists of evening and weekend sessions will take approximately 7 months to complete. Since this is a professional certification, I do not qualify for a student loan. On the other hand, my husband has a permanent position with the government; therefore, we will not have any problems making payments.

A credit bureau reported the following information about this borrower member on February 10, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,578.00	Public Records On File:	0
Revolving Line Utilization:	56.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Posting Report Supplement No. 121 dated February 10, 2009